PricewaterhouseCoopers LLP
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Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered
 Public Accounting Firm

To the Trustees of DWS Advisor Funds
 and Shareholders of DWS Lifecycle
 Long Range Fund:

In planning and performing our audit
of the financial statements of DWS
 Lifecycle Long Range Fund (the
"Fund"), as of and for the year
ended March 31, 2009, in accordance
 with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
 Fund's internal control over
financial reporting, including control
 activities for safeguarding securities,
 as a basis for designing our
auditing procedures for the purpose
of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing
an opinion on the
effectiveness of the Fund's internal
 control over financial reporting.
 Accordingly, we do not express an
opinion on the effectiveness of the
Fund's internal control over
 financial reporting.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal
control over financial
reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes
in accordance with generally
accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance
with generally accepted accounting principles,
 and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal
 control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
 A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
  However, we noted no deficiencies in the Fund's internal
control over financial reporting and its
 operation, including controls for
safeguarding securities, that we
consider to be material weaknesses as
defined above as of March 31, 2009.

This report is intended solely for the
information and use of the Trustees,
 management, and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these
specified parties.


PricewaterhouseCoopers LLP
May 27, 2009